NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS FOURTH QUARTER
 AND FULL YEAR 2010 RESULTS

AUSTIN, TEXAS, February 8, 2011--Temple-Inland Inc. today reported net income in 2010 of $168 million, or $1.52 per diluted share, compared with net income of $206 million, or $1.89 per diluted share, in 2009. Excluding special items, net income in 2010 was $100 million, or $0.90 per diluted share, compared with $78 million, or $0.70 per diluted share, in 2009.

	Year
	2010	2009
Net income per diluted share, as reported	$1.52	$1.89
Adjustment for special items	(0.62)	(1.19)
Net income per diluted share, excluding special items	$0.90	$0.70

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We had an outstanding year as we delivered strong operating results and cash flow from operations in 2010. Our consolidated return on investment was 8.2%, up from 7.0% in 2009.

“In Corrugated Packaging, we posted operating income of $333 million and generated a return on investment of 16.5%, matching our record 16.5% ROI in 2009. 2010 is the fifth consecutive year that we have earned returns in excess of our cost of capital in this business. We completed Box Plant Transformation I at the first of the year and announced Box Plant Transformation II, which will further drive down the cost structure of our box plant system by an additional $100 million by 2013. We realized $20 million of cost savings in 2010 from Box Plant Transformation I and II.

“In Building Products, despite housing markets that remained at depressed levels, we generated $22 million in EBITDA in 2010, an increase of $5 million compared with 2009. We continue to benefit from our low cost facilities, favorable geographic footprint and mix of products.

“As we enter 2011, the economy appears to be re-accelerating, corrugated packaging fundamentals are solid, Box Plant Transformation II is on schedule and we are poised to capitalize on a recovery in housing. We are positioned to continue to generate returns well above our cost of capital in Corrugated Packaging. In Building Products, we remain focused on generating cash and returning to profitability.

"Last week, we increased our dividend 18% to an annual rate of $0.52 per share, reflecting confidence in our ability to continue to generate cash flow and our commitment to return cash to shareholders. This increase follows a 10% increase in our dividend in 2010.”

Special items for 2010 after tax were $68 million, or $0.62 per diluted share, including: (i) a tax benefit of $83 million, or $0.75 per diluted share, related to the cellulosic biofuel producer credit; (ii) a charge of $18 million, or $0.16 per diluted share, primarily related to box plant transformation; and (iii) a net benefit of $3 million, or $0.03 per diluted share, principally related to alternative fuel mixture tax credits.

Fourth quarter 2010 net income was $27 million, or $0.24 per diluted share, compared with fourth quarter 2009 net income of $38 million, or $0.34 per diluted share, and third quarter 2010 net income of $125 million, or $1.13 per diluted share. Excluding special items, net income in fourth quarter 2010 was $35 million, or $0.31 per diluted share compared with a net loss of $0.07 per diluted share in fourth quarter 2009 and net income of $0.41 per diluted share in third quarter 2010. Fourth quarter 2010 net income and net income excluding special items include an income tax benefit of $0.05 per diluted share primarily related to the expected utilization of state net operating loss carry-forwards previously reserved.

	Fourth Quarter		Third Quarter

	2010	2009	2010

Net income per diluted share, as reported	$0.24	$0.34	$1.13

Adjustment for special items	0.07	(0.41)	(0.72)

Net income (loss) per share, excluding special items	$0.31	($0.07)	$0.41

Special items for fourth quarter 2010 after tax were $8 million, or $0.07 per diluted share, including: (i) a charge of $7 million, or $0.06 per diluted share, primarily related to box plant transformation; and (ii) a charge of $1 million, or $0.01 per diluted share, related to the purchase and retirement of debt.

Corrugated Packaging

Segment Operating Income	2010	2009	4th Qtr. 2010	4th Qtr. 2009	3rd Qtr. 2010
($ in Millions)	$333	$347	$103	$57	$121

Corrugated Packaging operating results were $333 million in 2010. Operating income declined modestly compared with 2009 as higher prices and volumes, the benefit of Box Plant Transformation and lower mill downtime were more than offset by higher input costs. Return on investment was a record 16.5% for the second consecutive year.

Operating income of $103 million in fourth quarter 2010 was a fourth quarter record. Return on investment in the quarter was 20.4%. Operating income declined in fourth quarter 2010 compared with third quarter 2010 as lower box and containerboard volumes, higher input costs, seasonally higher converting costs, and higher mill maintenance downtime more than offset higher prices.

Building Products

Segment Operating Income	2010	2009	4th Qtr. 2010	4th Qtr. 2009	3rd Qtr. 2010
($ in Millions)	($19)	($27)	($15)	($18)	($10)

Building Products operating results improved in 2010 compared with 2009 primarily due to higher lumber prices and improved volumes for all products that were partially offset by higher input costs and lower gypsum pricing. Operating results declined in fourth quarter 2010 compared with third quarter 2010 due to lower gypsum prices and lower gypsum and lumber volumes.

Temple-Inland will host a conference call on February 8, 2011, at 9:30 am Eastern Time to discuss results of fourth quarter and full year 2010. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 35277364.  Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 35277364.

The conference call may also be accessed through Temple-Inland’s internet site, www.templeinland.com, by clicking on "Investor Relations – Investor Events."

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 59 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publically revise any forward looking statements contained in this release to reflect the occurrence of events after the date of this release.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Fourth Quarter		For the Year
	2010	2009	2010	2009
	(In millions, except per share)
Revenues
Corrugated packaging	$806	$715	$3,153	$3,001
Building products	146	130	646	576
Total revenues	$952	$845	$3,799	$3,577

Income
Corrugated packaging	$103	$57	$333	$347
Building products	(15)	(18)	(19)	(27)
Total segment operating income	88	39	314	320
Items not included in segments:
General and administrative expense	(16)	(17)	(70)	(70)
Share-based and long-term incentive compensation	(13)	(19)	(33)	(58)
Other operating income (expense)	(9)	67	(16)	206
Other non-operating income (expense)	(1)	1	(1)	(1)
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(5)	(2)	(15)	(2)
Interest expense on debt	(12)	(13)	(51)	(63)
Income before taxes	32	56	128	332
Income tax benefit (expense)	(5)	(18)	40	(125)
Net income	27	38	168	207
Net income attributable to noncontrolling interest of special purpose entities	––	––	––	(1)
Net income attributable to Temple-Inland Inc.	$27	$38	$168	$206

Average basic shares outstanding	108.0	107.3	107.9	106.9
Average diluted shares outstanding	109.7	109.0	109.5	108.0

Per share information:
Basic earnings	$0.25	$0.35	$1.55	$1.91
Diluted earnings	$0.24	$0.34	$1.52	$1.89
Dividends	$0.11	$0.10	$0.44	$0.40

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Year-End
	2010	2009
	(In millions)
ASSETS
Current Assets	$1,136	$992
Property and Equipment	1,627	1,595
Financial Assets of Special Purpose Entities	2,475	2,475
Goodwill	394	394
Other Assets	277	253
TOTAL ASSETS	$5,909	$5,709

LIABILITIES
Current Liabilities	$508	$471
Long-Term Debt	718	710
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	700	721
Liability for Pension Benefits	308	285
Liability for Postretirement Benefits	110	105
Other Long-Term Liabilities	404	391
TOTAL LIABILITIES	4,888	4,823
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	929	794
Noncontrolling Interest of Special Purpose Entities	92	92
TOTAL SHAREHOLDERS’ EQUITY	1,021	886
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,909	$5,709

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Fourth Quarter		For the Year
	2010	2009	2010		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$93	$125 (a)	$334	(b)	$549 (b)
Working capital	(36)	75	(74	)(c)	91
	57	200	260		640
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(89)	(49)	(233)		(130)
Other	9	8	11		4
	(80)	(41)	(222)		(126)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(11)	(47)		(43)
Net change in debt	7	(168)	6		(467)
Other	4	13	(6)		(10)
	(1)	(166)	(47)		(520)
Effect of exchange rate changes on cash and cash equivalents	—	1	1		1
Net decrease in cash and cash equivalents	(24)	(6)	(8)		(5)
Cash and cash equivalents at beginning of period	52	42	36		41
Cash and cash equivalents at end of period	$28	$36	$28		$36

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48	$49	$193		$200
_____________
(a)	Includes $54 million of alternative fuel mixture tax credits, net of related costs and tax payments, in fourth quarter 2009 and $175 million for the year 2009.
(b)	Includes $30 million of voluntary, discretionary contributions to our defined benefit plan for the year 2010 and 2009.
(c)	Includes $14 million of alternative fuel mixture tax credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Fourth	Third	Second	First		Fourth
	Quarter	Quarter	Quarter	Quarter		Quarter
	2010	2010	2010	2010		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$93	$114 (a)	$75 (a)	$52		$125 (c)
Working capital	(36)	(5)	18	(51	)(b)	75
	57	109	93	1		200
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(89)	(59)	(52)	(33)		(49)
Other	9	2	8	(8)		8
	(80)	(57)	(44)	(41)		(41)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(12)	(12)	(11)		(11)
Net change in debt	7	(36)	(19)	54		(168)
Other	4	—	1	(11)		13
	(1)	(48)	(30)	32		(166)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	1		1
Net increase (decrease) in cash and cash equivalents	(24)	4	19	(7)		(6)
Cash and cash equivalents at beginning of period	52	48	29	36		42
Cash and cash equivalents at end of period	$28	$52	$48	$29		$36

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48	$49	$48	$48		$49
____________
(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in third and second quarter 2010.
(b)	Includes $14 million of alternative fuel mixture tax credits that were accrued at year-end 2009.
(c)	Includes $54 million of alternative fuel mixture tax credits, net of related costs and tax payments.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Fourth Quarter		For the Year
	2010	2009	2010	2009
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$758	$679	$2,953	$2,856
Paperboard (a)	48	36	200	145
Total corrugated packaging	$806	$715	$3,153	$3,001
Building products
Lumber	$48	$42	$220	$181
Gypsum wallboard	35	32	150	141
Particleboard	32	28	136	136
Medium density fiberboard	16	15	72	64
Fiberboard	5	5	28	23
Other	10	8	40	31
Total building products	$146	$130	$646	$576

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	804	795	3,303	3,285
Paperboard, thousands of tons (a)	88	89	394	353
Total, thousands of tons	892	884	3,697	3,638
Building products
Lumber, mbf	186	163	746	718
Gypsum wallboard, msf	309	292	1,288	1,162
Particleboard, msf	95	85	401	394
Medium density fiberboard, msf	27	28	128	124
Fiberboard, msf	25	26	141	121
____________
(a)	Paperboard includes linerboard, corrugating medium, white-top linerboard, and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	Fourth Quarter		Third Quarter	For the Year
NET INCOME EXCLUDING SPECIAL ITEMS	2010	2009	2010	2010	2009
	(In millions, except per share)

Net income in accordance with GAAP	$27	$38	$125	$168	$206
Special items, after-tax:
Alternative fuel mixture tax credits, net of costs	––	45	––	7	134
Costs and asset impairments primarily related to box plant transformation	(7)	––	(3)	(18)	(3)
Litigation and other	––	––	––	––	(1)
Substitution costs	––	––	––	––	(11)
Gain (loss) on purchase and retirement of debt	(1)	––	––	(1)	9
Tax benefit related to the cellulosic biofuel producer credit	––	––	83	83	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	(3)	––
Total special items, after-tax	(8)	45	80	68	128
Net income (loss), excluding special items	$35	$(7)	$45	$100	$78

Net income, per share, in accordance with GAAP	$0.24	$0.34	$1.13	$1.52	$1.89
Special items, after-tax, per share:
Alternative fuel mixture tax credits, net of costs	––	0.41	––	0.07	1.24
Costs and asset impairments primarily related to box plant transformation	(0.06)	––	(0.03)	(0.16)	(0.03)
Litigation and other	––	––	––	––	(0.01)
Substitution costs	––	––	––	––	(0.10)
Gain (loss) on purchase and retirement of debt	(0.01)	––	––	(0.01)	0.09
Tax benefit related to the cellulosic biofuel producer credit	––	––	0.75	0.75	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	(0.03)	––
Total special items, after-tax	(0.07)	0.41	0.72	0.62	1.19
Net income (loss), per share, excluding special items	$0.31	$(0.07)	$0.41	$0.90	$0.70

Average basic shares outstanding	108.0	107.3	107.9	107.9	106.9
Average diluted shares outstanding	109.7	109.0	109.4	109.5	108.0

Building products EBITDA
Segment operating loss determined in accordance with GAAP	$(15)	$(18)	$(10)	$(19)	$(27)
Depreciation and amortization	10	10	10	41	44
Building products EBITDA	$(5)	$(8)	$––	$22	$17

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES - CONTINUED
 (Preliminary and Unaudited)

	Fourth Quarter	For the Year
RETURN ON INVESTMENT	2010	2010	2009
	(In millions)
Temple-Inland
Return:
Segment operating income determined in accordance with U.S. GAAP	$88	$314	$320
Items not included in segments:
General and administrative expense	(16)	(70)	(70)
Share-based and long-term incentive compensation	(13)	(33)	(58)
	$59	$211	$192
Investment:
Beginning of year total assets or segment assets determined in accordance with U.S. GAAP	$5,709	$5,709	$5,869
Adjustments:
Current liabilities (excluding current portion of long-term debt)	(471)	(471)	(445)
Financial assets of special purpose entities	(2,475)	(2,475)	(2,474)
Municipal bonds related to capital leases included in other assets	(188)	(188)	(188)
	$2,575	$2,575	$2,762
ROI, annualized	9.2%	8.2%	7.0%

Corrugated Packaging
Return:
Segment operating income determined in accordance with U.S. GAAP	$103	$333	$347
Investment:
Beginning of year total assets or segment assets determined in accordance with U.S. GAAP	$2,295	$2,295	$2,366
Adjustments:
Current liabilities (excluding current portion of long-term debt)	(276)	(276)	(257)
	$2,019	$2,019	$2,109
ROI, annualized	20.4%	16.5%	16.5%